UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2006, upon the recommendation of the Compensation Committee the Board of Directors of Leadis Technology, Inc. (the “Company”) approved the adoption of a change of control benefit program (the “Severance Plan”), which provides for certain benefits for the Company’s executive officers and certain key employees upon and in the event of a termination of employment following a Change of Control of the Company. The objectives of the Severance Plan are to retain the services and dedication of eligible employees during the Company’s consideration of a potential Change of Control and to motivate such employees to maximize the value of the Company upon a Change of Control by providing the employees with certain financial benefits upon an employment termination following a Change of Control. The Company is not currently considering any Change of Control transaction.

Under the Severance Plan, eligible employees will receive certain severance benefits upon a termination by the Company without Cause or a resignation by the employee with Good Reason during the 12 month period, or in the case of the Chief Executive Officer, the 24 month period, following a Change of Control. In particular, such an employee would receive (i) a cash payment equal to 12 to 24 months (depending on the employee’s position) of such employee’s salary and target annual bonus for the year in which the employee is terminated, (ii) continuation of health benefits for a period of 12 to 24 months (depending on the employee’s position), (iii) immediate acceleration of all unvested stock awards held by the employee, and (iv) reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his or her rights under the Severance Plan. The Chief Executive Officer and certain other executive officers will also receive compensation related to the cost of any excise taxes that might be imposed upon their severance benefits.

Copies of the Severance Plans for the Chief Executive Officer, Class I Executive Officers and Class II Executive Officers and Key Employees are filed with this report as Exhibit 99.1, 99.2 and 99.3. The foregoing description of the Severance Plan is subject to, and qualified in its entirety by, the Severance Plan documents attached hereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Severance Plans.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Leadis Technology, Inc. Change of Control Plan for Chief Executive Officer.

99.2	Leadis Technology, Inc. Change of Control Plan for Class I Executives.

99.3	Leadis Technology, Inc. Change of Control Plan for Class II Executives and Key Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: June 9, 2006	/s/ Victor K. Lee
Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
99.1	Leadis Technology, Inc. Change of Control Plan for Chief Executive Officer.

99.2	Leadis Technology, Inc. Change of Control Plan for Class I Executives.

99.3	Leadis Technology, Inc. Change of Control Plan for Class II Executives and Key Employees.